EXECUTION VERSION

POLYPORE INTERNATIONAL, INC.

4,000,000 Shares of Common Stock

Underwriting Agreement

December 7, 2010

Barclays Capital Inc.
745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Certain stockholders of Polypore International, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”), propose severally and not jointly, subject to the terms and conditions set forth herein, to sell to the Underwriter listed on Schedule I hereto (the “Underwriter”) an aggregate of 4,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Stock”), of the Company.

The Company and the Selling Stockholders hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1.     Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333- 171025) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430 C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first filed (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to the time of the first contract of sale for the Shares (the “Time of Sale”).  At or prior to the Time of Sale, the Company had prepared the following information (collectively with the pricing information set out on

Annex C, the “Time of Sale Information”): a Preliminary Prospectus dated December 7, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed under (a) and (b) of Annex C hereto, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

2.     Purchase of the Shares by the Underwriter. (a) The Selling Stockholders agree, severally and not jointly, to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholders at a purchase price per share of $38.51 (the “Purchase Price”) the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by the Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by the Underwriter from all of the Selling Stockholders hereunder.

(b)   The Selling Stockholders understand that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Selling Stockholders acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

(c)   Payment for the Shares shall be made by wire transfer in immediately available funds to the respective accounts specified by the Attorneys-in-Fact (as defined below) to the Underwriter in the case of the Shares, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 10:00 A.M. New York City time on December 13, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Attorneys-in-Fact (as defined below) may agree upon in writing.  The time and date of such payment for the Shares is referred to herein as the “Closing Date.”

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter for the account of the Underwriter of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholders.  The certificates for the Shares will be made available for inspection and packaging by the Underwriter at its office set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d)   Each of the Company and the Selling Stockholders acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person.  Additionally, the Underwriter is not advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholders.

3.     Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter and the Selling Stockholders that:

(a)   Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus.

(b)   Time of Sale Information.       The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)   Additional Written Communications.   The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Prospectus (including all amendments and supplements thereto), (ii) the Prospectus (including all amendments and supplements thereto), (iii) the documents listed on Annex C hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 5(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Written Communication.

(d)   Registration Statement and Prospectus.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(e)   Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements.  The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and Exchange Act and the rules and regulations of the Commission thereunder and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(g)   No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company (other than the issuance of shares of Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Prospectus and the Time of Sale Information), or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, Time of Sale Information and the Prospectus.

(h)   Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The subsidiaries listed in Schedule III to this Agreement are the only domestic subsidiaries of the Company (i) with total assets of $10,000 or more, (ii) with total indebtedness of $10,000 or more and (iii) which own all of the Company’s material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively “Intellectual Property”).

(i)    Capitalization.  The Company has an authorized capitalization as set forth in each of the Registration Statement, Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration

Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those created pursuant to the amended and restated credit agreement, dated as of July 3, 2007, between PP Holding Corporation, Polypore, Inc. (the predecessor to the Company), Daramic Holding S.A.S., JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders named therein (as amended, modified, refinanced or supplemented, the “Senior Credit Facility”).

(j)    Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)   Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)    The Shares.  The Shares to be sold by the Selling Stockholders hereunder have been duly authorized and duly and validly issued and are fully paid and nonassessable and conform to the descriptions thereof in the Time of Sale Information and the Prospectus.

(m)  No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)   No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance of the Shares to be issued upon exercise of the Options (as defined herein) and the consummation by the Company of the transactions contemplated by this Agreement, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (assuming compliance with applicable state securities laws and the accuracy of the Underwriter’s representations and warranties hereunder), except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)   No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance by the Company of the Shares to be issued upon the exercise of the Options and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as (i) may be required under applicable state securities laws in connection with the purchase and distributions of the Shares by the Underwriter and by the Financial Industry Regulatory Authority (“FINRA”), (ii) have been obtained or (iii) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

(p)   Legal Proceedings.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)   Independent Accountants.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)    Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are permitted under the Senior Credit Facility, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)   Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all Intellectual Property necessary for the conduct of their respective businesses; and to the knowledge of the Company and the subsidiaries, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(t)    No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in the Registration Statement and the Prospectus to be filed with the Commission and that is not so described in such documents and in the Time of Sale Information.

(u)   Investment Company Act.  Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)   Taxes.  The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns, and have paid all taxes shown as due thereon, except where failure to file such tax returns would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, other than deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)  Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization and neither the Company nor any of its subsidiaries has any knowledge that any such license, certificate, permit or authorization will not be renewed in the ordinary course except for any such notice or non-renewal which would not, individually or in the aggregate, have a Material Adverse Effect.

(x)    No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, other than any disturbances or disputes that would not, individually or in the aggregate, have a Material Adverse Effect.

(y)   Compliance With Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or  approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and except in any such case for any such failure to comply with, or failure to receive required permits, licenses, certificates, or other authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)    Compliance With ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except in any such case any failure to comply with such plan would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(aa) Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(cc) Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe or knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)   Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(gg) No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (including as provided for under the Senior Credit Facility, the 8¾% Senior Subordinated Notes due 2012 of the Company and the 7.5% Senior Notes due 2017 of the Company), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(hh) No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)   No Registration Rights.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and as will be waived on or prior to the Closing Date, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(jj)   No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)   Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)   The Options. The unissued Shares issuable upon the exercise of options (the “Options”) to be exercised by certain of the Selling Stockholders (the “Optionholders”) have been duly authorized by the Company and validly and reserved for issuance, and at the time of delivery to the Underwriter with respect to such Shares, such Shares will be issued and delivered in accordance with the provisions of the stock option agreements between the Company and such Selling Stockholders pursuant to which such Options were granted (the “Option Agreements”) and will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Time of Sale Information and the Prospectus.

(nn) The Option Agreements. The Options were duly authorized and issued pursuant to the Option Agreements and constitute valid and binding obligations of the Company and the Optionholders are entitled to the benefits provided by the Option Agreements; the Option Agreements were duly authorized, executed and delivered and constitute valid and legally binding agreements enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Options conform to the descriptions thereof in the Time of Sale Information and the Prospectus.

(oo) Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp) Status under the Securities Act. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(qq) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

4.     Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally represents and warrants to the Underwriter and the Company that:

(a)   Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Irrevocable Power of Attorney and Custody Agreement (the “Power of Attorney and Custody Agreement”) herein referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement and the Power of Attorney and Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder.

(b)   No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, for any conflicts, breaches, violations, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, materially and adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated herein.

(c)   Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder hereunder (other than Shares to be issued upon exercise of Options), free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date, assuming due issuance of any Shares to be issued upon exercise of Options, good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates or security entitlements representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.

(d)   No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(e)   Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter  expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided, further, that such Selling Stockholder’s representation under this Section 4(e) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Time of Sale Information (including any Time of Sale Information that has subsequently been amended), Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information so furnished by such Selling Stockholder consists of the legal name, address and the number of shares of Stock owned by such Selling Stockholder before and after the offering and the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling stockholders” in the Time of Sale Information and the Prospectus (with respect to each Selling Stockholder, the “Stockholder Information”).

(f)    Issuer Written Communications. Other than the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Written Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex C hereto and other written communications approved in writing in advance by the Company and the Underwriter.

(g)   Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, for purposes of the Selling Stockholder’s representation under this Section 4(g), such Selling Stockholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the

Registration Statement, the Time of Sale Information and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof; provided, further, that such Selling Stockholder’s representation under this Section 4(g), shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Time of Sale Information (including any Time of Sale Information that has subsequently been amended), the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information so furnished by such Selling Stockholder consists of the Stockholder Information.

(h)   Custodian; Attorney-in-Fact. Each of the Selling Stockholders represents and warrants the Shares to be sold by such Selling Stockholders hereunder other than any such Shares to be issued upon the exercise of Options, have been, and each of the Selling Stockholders who is selling Shares upon the exercise of Options represents and warrants that duly completed and executed irrevocable Option exercise notices, in the forms specified by the relevant Option Agreement, with respect to all of the remaining Shares to be sold by such Selling Stockholders hereunder have been, placed in custody under a Power of Attorney and Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered the Power of Attorney and Custody Agreement, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to authorize (if applicable) the exercise of the Options to be exercised with respect to the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Power of Attorney and Custody Agreement.

(i)    Custodian; Attorney-in-Fact. Each of the Selling Stockholders specifically agrees that the Shares or the irrevocable Option exercise notice, in either case held in custody for such Selling Stockholder under the Power of Attorney and Custody Agreement, are subject to the interests of the Underwriter hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney and Custody Agreement, are to that extent irrevocable.  Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event.  If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Power of Attorney and Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the

Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5.     Further Agreements of the Company.  The Company covenants and agrees with the Underwriter that:

(a)   Issuer Written Communications. The Company will file any Issuer Written Communications to the extent required by Rule 433 under the Securities Act and the Company will furnish copies of the Prospectus and each Issuer Written Communication (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)   Delivery of Copies.  The Company will deliver, without charge (i) to the Underwriter, (A) two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Written Communication as the Underwriter may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c)   Amendments or Supplements, Issuer Written Communications.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Written Communication, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement became effective, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Written Communication, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Written Communication or file any such proposed amendment or supplement to which the Underwriter reasonably objects; provided that the consent of the Underwriter shall be deemed to have been given in respect of any Issuer Written Communication listed on Annex C hereto.

(d)   Notice to the Underwriter.  The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Written Communication or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any such Issuer Written Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Written Communication is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act.

(e)   Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriter and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)    Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)   Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)   Clear Market.  For a period of 60 days after the Execution Date, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, in each case, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans and any options to purchase shares of Stock of the Company issued under existing stock option plans, and (C) the transfer of shares of Stock to any seller in connection with an acquisition by the Company or any of its subsidiaries that does not involve registration of such shares of Stock pursuant to the Securities Act, provided, however, that the number of shares of Stock issued and/or sold pursuant to this clause (C) shall not, in the aggregate, exceed more than ten percent of the number of outstanding shares of Stock of the Company (after giving effect to the sale of the Shares) on the Closing Date and prior to any issue the Company shall cause each recipient of such securities to execute a lock-up agreement that is substantially in the form of Exhibit A hereto and deliver the same to the Underwriter for the benefit of the Underwriter.  Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  This Section 5(h) shall not prohibit the Company from filing a registration statement on Form S-8 pursuant to any benefit plans or arrangements disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)    No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(j)    Reports. For a period of two years after the Closing Date, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company’s filing or furnishing of any of the foregoing materials with the Commission that are publicly available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System, or pursuant to any similar replacement electronic system approved by the Commission, shall be deemed to have been furnished to the Underwriter at the time of such filing.

(k)   Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Written Communication that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)    Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

6.     Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with the Underwriter that:

(a)   Lock-up Agreements. On or prior to the date hereof, such Selling Stockholder has executed and delivered to the Underwriter a lock-up agreement substantially in the form of Exhibit A hereto.

(b)   Tax Form. It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7.     Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a)   It has not  and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Written Communication, (ii) any Issuer Written Communication listed on Annex C or prepared pursuant to Section 3(c) or Section 5(c) above, or (iii) any free writing prospectus prepared by the underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)   It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)   It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriter may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, further that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)   It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(e)   It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.     Conditions of Underwriter’s Obligations.  The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)   Registration Compliance; No Stop Order.  The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Underwriter shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Rule

401(g)(2) or Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Written Communication shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Written Communication, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)   Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)   No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)   No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)   Officer’s Certificate.  The Underwriter shall have received on and as of the Closing Date (i) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Underwriter (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above, such certificate substantially to the effect set forth in Annex D hereto; (ii) a certificate of the Secretary or Assistant Secretary of the Company, such certificate in form and substance satisfactory to the Underwriter and (iii) a certificate of the Selling Stockholders, in form and substance reasonably satisfactory to the Underwriter, (A) confirming that the representations of such Selling Stockholders set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholders in this agreement are true and correct and that such Selling Stockholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)    Comfort Letters.  On the date of this Agreement and on the Closing Date, E&Y shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g)   Opinions of Counsel for the Company.  (i) Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion and letter, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-1 hereto and (ii) (A) Willkie Farr & Gallagher LLP, Paris, (B) Willkie Farr & Gallagher LLP, Frankfurt and (C) Stibbe London B.V. shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, substantially to the effect set forth in Annex A-2, A-3 and A-4, respectively, hereto (or comparable opinions customarily rendered in the jurisdictions of formation of the respective subsidiaries).

(h)   Opinion of Counsel for the Selling Stockholders. Willkie Farr & Gallagher LLP, counsel for the Selling Stockholders, shall have furnished to the Underwriter, at the request of the Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex A-5 hereto.

(i)    Opinion of Counsel for the Underwriter.  The Underwriter shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)    No Legal Impediment to Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(k)   Good Standing.  The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the subsidiaries listed on Schedule III hereto in their respective jurisdictions of organization, to the extent such evidence is available in such jurisdiction, and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(l)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company and stockholders of the Company listed on Schedule IV hereto, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)  Additional Documents.  On or prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

9.     Indemnification and Contribution. (a) Indemnification of the Underwriter of the Company.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Written Communication or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)   Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Written Communication or any Time of Sale Information, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below; provided, however, that (i) each Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Written Communication or any Time of Sale Information, it being understood and agreed that the only information so furnished consists of such Selling Stockholder’s Stockholder Information and (ii) the aggregate amount of each Selling Shareholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of net proceeds (before payment of fees and expenses but after deducting discounts and commissions paid to the Underwriter) received by such Selling Stockholder from the sale of its Shares hereunder.

(c)   Indemnification of the Company and the Selling Stockholders. The Underwriter agrees, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Written Communication or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the last sentence on the cover page of the Prospectus relating to the delivery of the Shares.

(d)   Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Attorney-in-Fact.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)   Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, from the offering of the Shares and with the proportion among the Company and the Selling Stockholders to reflect the respective fault of the Company and such Selling Stockholders or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, and among the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability.  The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholders was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall (i) the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or (ii) a

Selling Stockholder be required to contribute an amount in excess of the aggregate amount of net proceeds (before payment of fees and expenses but after deducting discounts and commissions paid to the Underwriter) received by such Selling Stockholder from the sale of its Shares hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriter’s obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)   Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10.   Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties.

11.   Termination.  This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Financial Industry Regulatory Authority, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

12.   Defaulting Underwriter.   If, on the Closing Date, the Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriter may in its discretion arrange for the purchase of such Shares by other persons satisfactory to the Selling Stockholders on the terms contained in this Agreement.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriter or the Selling Stockholders may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Selling Stockholders or counsel for the Underwriter may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)   If the Stelling Stockholders shall not exercise the right described in paragraph (a) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(c)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.   Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its and the Selling Stockholders’ obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Written Communication, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement and the “lock up” agreements; (iv) the fees and expenses of the Company’s and the Selling Stockholders’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the cost of preparing any re-issued stock certificates; (vii) the costs and charges of any transfer agent and any registrar; and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc.

(b)   If the Selling Stockholders for any reason, other than as a result of termination pursuant to clauses (i), (iii) or (iv) of Section 11 or Section 12, fail to tender the Shares for delivery to the Underwriter or (ii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

14.   Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.   Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriter.

16.   Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

(b)   Miscellaneous.  (a) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriter shall be given c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019 (fax: 646-834-8133), Attention: Syndicate Registration, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (fax 212-455-2502), Attention: Gary L. Sellers, Esq.  Notices to the Company shall be given to it at 11430 North Community House Road, Suite 350, Charlotte, North Carolina, 28277, (fax: (704-587-8753), Attention: Lynn Amos, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 (fax: 212-728-8111), Attention Cristopher Greer, Esq.  Notices to the Selling Stockholders shall be given to the Attorneys-in-Fact to each of their Attention c/o Polypore International, Inc. at 11430 North Community House Road, Suite 350, Charlotte, North Carolina 28277, (fax: (704) 587-8409).

(c)   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)   Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriter is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the underwriter to properly identify its respective clients.

(e)   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)    Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

POLYPORE INTERNATIONAL, INC.

By	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer

SELLING STOCKHOLDERS

By	/s/ Lynn Amos
Name: Lynn Amos
Title: Attorney-in-Fact

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II of this Agreement

Accepted: December 7, 2010

BARCLAYS CAPITAL INC.

By	/s/ Michael A. Goldberg
Name: Michael A. Goldberg
Title: Managing Director

SCHEDULE I

Underwriter	Number of Shares

Barclays Capital Inc.	4,000,000
Total	4,000,000

SCHEDULE II

Selling Stockholders (a)	Number of Shares
Warburg Pincus Private Equity VIII, L.P.	1,515,648
Warburg Pincus International Partners L.P.	1,641,190
Robert B. Toth	360,000
Lynn Amos	100,000
Josef Sauer	83,000
Mitchell J. Pulwer	55,000
Pierre Hauswald	100,000
John O’Malley	46,272
Philip Bryson	79,390
W. Nicholas Howley	15,000
Frederick C. Flynn, Jr.	4,500

Total	4,000,000

(a) Each of the Selling Stockholders is represented by Willkie Farr & Gallagher LLP, and has appointed Mr. Lynn Amos, Mr. Robert Whitsett and Mr. John O’Malley and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

1.      Daramic International, Inc.

2.      Daramic, LLC

3.      Daramic Asia, Inc.

4.      Celgard, LLC

5.      Daramic Acquisition Corp.

6.      MP Assets Corporation

7.      Microporous Holding, LLC

8.      Daramic Holding, LLC

9.      Microporous Products, LLC

SCHEDULE IV

Stockholders, Officers and Directors Subject to Lock-Up

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus International Partners L.P.

Robert B. Toth

Lynn Amos

Josef Sauer

Mitchell J. Pulwer

Pierre Hauswald

John O’Malley

Phillip Bryson

W. Nicholas Howley

Frederick C. Flynn, Jr.

David A. Barr

Charles L. Cooney

Williams Dries

Michael Graff

ANNEX A-1

FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP

(i)            The Registration Statement, the Time of Sale Information and the Prospectus (except for the financial statements and related schedules therein as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act.

(ii)           The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time and to our knowledge (a) no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, and (b) no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

(iii)          The Company and each of its subsidiaries set forth on Exhibit A formed in the United States (the “U.S. Subsidiaries”) (a) are validly existing and in good standing under the laws of the State of Delaware and with respect to the Company only has been duly organized under the laws of the State of Delaware, (b) based solely on a review of the good standing certificates of the secretaries of state of the relevant jurisdictions, are duly qualified to do business and are in good standing in each jurisdiction on Schedule A hereto, and (c) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(iv)          The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Description of capital stock”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each U.S. Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

(v)           The Company has full right, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly taken.

(vi)          The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vii)         Each of the Power of Attorney and Custody Agreements has been duly authorized, executed and delivered by the Company.

(viii)        The Shares to be sold by the Selling Stockholders hereunder have been duly authorized and validly issued and are fully paid and non-assessable.

(ix)           The execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms of, and the consummation of the transactions contemplated by, this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except those created under the Senior Credit Facility, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is listed on the Exhibit Index to the Registration Statement pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its U.S. Subsidiaries or (iii) result in the violation of any New York or federal law or statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any judgment, order or regulation of any New York, Delaware or federal court or other New York, Delaware or federal governmental or regulatory authority known by us to have jurisdiction over the Company or any of its U.S. Subsidiaries except, in the case of clauses (i) and (iii) above, for such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)            No consent, approval, authorization, order, registration or qualification of or with any New York or federal court or other New York or federal governmental or regulatory authority or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act known by such counsel to be typically applicable to offerings of the type contemplated by this Agreement is required by the Company for the execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Underwriting Agreement, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter (as to which we express no opinion) or FINRA, (ii) consents that have been obtained or (iii) the failure of which to obtain would not individually or in the aggregate, have a Material Adverse Effect.

(xi)           To our knowledge, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened before any New York, Delaware or federal court or other New York, Delaware or federal governmental or regulatory authority to which the Company or any of its subsidiaries is subject which are required to be disclosed in the Registration Statement, Time of Sale Information or the Prospectus, other than those disclosed therein.

(xii)          The statements in the Time of Sale Information and the Prospectus under the headings “Material United States tax consequences to non-United States holders” and “Description of capital stock” and in Part II of the Registration Statement in Item 15, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(xiii)         The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel has not independently checked or verified and are not passing upon and are assuming no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe (i) that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the financial statements and other financial and accounting information and statistical information (solely with respect to such financial and accounting information) contained therein or omitted therefrom, as to which such counsel need not express any belief or (iii) that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the financial statements and other financial and accounting information and statistical information (solely with respect to such financial and accounting information) contained therein or omitted therefrom, as to which such counsel need not express any belief.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriter.

The opinion of Willkie Farr & Gallagher LLP described above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

Annex B

None.

ANNEX C

a. Time of Sale Information

None.

b. Pricing Information Provided Orally by Underwriter

Deal size: 4,000,000 shares

ANNEX D

POLYPORE INTERNATIONAL, INC.

OFFICER’S CERTIFICATE PURSUANT TO THE UNDERWRITING AGREEMENT

 December 13, 2010

Each of the undersigned, [                      ], the duly appointed [                      ] and [                      ], the duly appointed [                      ] of Polypore International, Inc. (the “Company”), a Delaware corporation, does hereby certify on behalf of the Company and solely in his capacity as an executive officer of the Company (and not in an individual capacity in any manner) as follows in connection with Section 8(e) of the Underwriting Agreement dated December 7, 2010 (the “Underwriting Agreement”), among the Company, the stockholders of the Company listed on Schedule II thereto and Barclays Capital Inc. (capitalized terms that are defined in the Underwriting Agreement are used herein as therein defined):

1.                                       I have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best of my knowledge, the representations set forth in Section 3(b) and 3(d) of the Underwriting Agreement are true and correct;

2.                                       The other representations and warranties of the Company contained in the Underwriting Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof;

3.                                       The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement on or prior to the date hereof;

4.                                       Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of (i), (ii) or (iii), as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus;

5.                                       No order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act is pending before or threatened by the Commission; the Prospectus and each Issuer Written Communication has been timely filed with the Commission under the Securities Act (in the case of an Issuer Written Communication, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) of the Underwriting Agreement; and all requests by the Commission for additional information have been complied with;

6.                                       Subsequent to the execution and delivery of the Underwriting Agreement, (i) no downgrading has occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

7.                                       Willkie Farr & Gallagher LLP and Simpson Thacher and Bartlett LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to clauses (g) and (h) and (i) of Section 8, respectively, of the Underwriting Agreement.

Exhibit A

FORM OF LOCK-UP AGREEMENT

, 2010

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Re:                               Polypore International, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Polypore International, Inc., a Delaware corporation (the “Company”), and the selling stockholders named in Schedule II to the Underwriting Agreement (the “Selling Stockholders”) providing for the public offering (the “Public Offering”) by the Underwriter named in Schedule I to the Underwriting Agreement (the “Underwriter”), of common stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

In addition, the undersigned agrees that, without the prior written consent of Barclays Capital Inc., it will not, during the period ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

This Letter Agreement shall not apply to (1) the transfer by the undersigned of its shares of Common Stock to any existing shareholder of the Company; (2) the transfer of any or all of the shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock owned by the undersigned (in the case the undersigned is a natural person), either during the undersigned’s lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned, to a charity or trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family or pursuant to any court order or court settlement; (3) sales, dispositions or other transfers to affiliates of the undersigned, including its partners (if a partnership) or its members (if a limited liability company); (4) transfers to the Underwriter pursuant to the Underwriting Agreement; (5) the cashless exercise of any stock options outstanding as of the date hereof, provided that any shares of Common Stock received by the undersigned upon such exercise will be subject to the terms of this Letter Agreement; and (6) transfers made with the prior written consent of the Underwriter; provided that (i) in the case of clauses (1), (2), (3) or (5), the undersigned provides prior written notice of such transfer, gift, pledge or distribution to Barclays Capital Inc., (ii) each such transferee, donee or distributee (as the case may be) executes a lock-up agreement that is substantially similar to this Letter Agreement with respect to such transferred shares, (iii) in the case of clauses (1), (2) or (6), no filing by the transferor or the transferee under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer and (iv) in each case, no press release or other announcement of such transfer shall be made by the transferor or transferee (or trustee in the case of clause (2)) unless Barclays Capital Inc. gives its prior written consent to such filing, press release or other announcement.  For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER OR OTHER SIGNATORY]

By:
Name:
Title: